EXHIBIT 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation in this registration statement of our reports dated March 5, 1997 included (or incorporated by reference) in the Infodata Systems Inc. and Subsidiaries Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                                                       /s/ Arthur Andersen LLP


Washington, D.C.
June 24, 1997